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                                                                  EXHIBIT 6.8(a)

               Modification Number 3 to Cooperative Research and
                     Development Agreement No. CRD-96-046

Facility Operator:          Midwest Research Institute
                            National Renewable Energy Laboratory

Participant:                DCH Technology
                            27811 Avenue Hopkins, Suite 6
                            Valencia, CA 91355

Period of Performance:      05/06/96 THROUGH 09/30/00

Except as stated herein, all terms and conditions of the Cooperative Research and Development Agreement shall remain in full force and effect without change. In the event of any conflict between the terms of the subject Agreement and this Modification, the provisions of this Modification shall take precedence.

1)  ARTICLE XXVIII; Term and Termination - is modified to reflect the term of
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    the CRADA shall be forty (52) months.

2) Appendix A; Joint work Statement, section 7 SCHEDULE - the first sentence is modified as follows:

    "The program will continue for forty (52) months after CRADA execution."

The parties have indicated their acceptance of this acceptance of this Modification no. 3, to Agreement No. CRD-96-046 between DCH Technology and the National Renewable Energy Laboratory, by signature below. This Modification shall not be effective until approved by the U.S. Department of Energy.

Accepted:                        Accepted:
DCH Technology                   Midwest Research Institute
                                 National Renewable Energy Laboratory Division

By:    /S/ ^ILLEGIBLE SIG^       By:     /S/ ^ILLEGIBLE SIG^
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Title: President                 Title: Director Contracts and Business Services
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Date:  08 September 1999         Date:   9/9/99
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Accepted;
DOE Approval

By:    /S/ ^ILLEGIBLE SIG^
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Title: Contracting Officer
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Date:  9/16/99
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